EXPLANATORY NOTE

This Amendment No. 2, or this Amendment, to the Regulation A Offering Statement on Form 1-A filed by Red Oak Capital Fund III, LLC on June 25, 2019 (the “Original Filing”) is being filed solely to amend Exhibits 8 and 11(a), each previously filed with Amendment No. 1 to the Original Filing. Accordingly, this Amendment consists only of the explanatory note, the signature page to the Form 1-A, the exhibit index, and the amended Exhibits 8 and 11(a). The Preliminary Offering Circular is unchanged and therefore has been omitted.

PART III - EXHIBITS

EXHIBIT INDEX

Exhibit Number	Exhibit Description

(1)(a)	Managing Broker-Dealer Agreement by and between Crescent Securities Group, Inc. and Red Oak Capital Fund III, LLC*

(2)(a)	Certificate of Formation of Red Oak Capital Fund, LLC*

(2)(b)	Certificate of Amendment to Certificate of Formation of Red Oak Capital Fixed Income III, LLC*

(2)(c)	Limited Liability Company Agreement of Red Oak Capital Fund III, LLC*

(2)(d)	First Amendment to Limited Liability Company Agreement of Red Oak Capital Fixed Income III, LLC*

(3)(a)	Form of Indenture between Red Oak Capital Fund III, LLC and UMB Bank, N.A.*

(3)(b)	Form of Series A Bond*

(3)(c)	Form of Series B Bond*

(3)(d)	Form of Pledge and Security Agreement*

(4)	Subscription Agreement*

(8)	Escrow Services Agreement among Red Oak Capital Fund III, LLC, Crescent Securities Group, Inc. and UMB Bank, N.A., dated as of July 30, 2019.

(11)(a)	Consent of UHY LLP

(11)(b)	Consent of Kaplan, Voekler, Cunningham & Frank, PLC**

(12)	Opinion of Kaplan, Voekler, Cunningham & Frank, PLC regarding legality of the Bonds*

(13)	Solicitation of Interest*
_____________
** Included with the legal opinion provided pursuant to item (12)
* Previously filed

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids of Michigan on July 31 of 2019.

RED OAK CAPITAL FUND III, LLC,
a Delaware limited liability company

By:            Red Oak Capital GP, LLC,
                  a Delaware limited liability company
Its:             Sole Member

By:            Red Oak Capital Group, LLC,
                  a Delaware limited liability company
Its:            Sole Member

By:            /s/ Chip Cummings
Name:       Chip Cummings
Its:            Manager

By:            /s/ Joseph Elias
Name:       Joseph Elias
Its:            Manager

By:            /s/ Kevin Kennedy
Name:       Kevin Kennedy
Its:            Manager

By:       /s/ Chip Cummings
Name:  Chip Cummings
Its:       Chief Executive Officer of the Sole Member of the Manager
            (Principal Executive Officer)

By:       /s/ Jason Anderson
Name:  Jason Anderson
Its:        Chief Financial Officer of the Sole Member of the Manager
            (Principal Financial Officer and Principal Accounting Officer)